UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2005

Avanir Pharmaceuticals
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-15803	33-0314804
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-622-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 16, 2005, the aggregate number of shares of Class A common stock of Avanir Pharmaceuticals ("Company") reserved for issuance under the Company's 2005 Equity Incentive Plan (the "Plan") was increased by 1,093,669 shares. The increase was made pursuant to the "evergreen" provision contained in Section 3.1 of the Plan and represented 1% of the total number of shares of Class A common stock issued and outstanding as of September 30, 2005, the last day of the Company's 2005 fiscal year.

Also on November 16, 2005, the Compensation Committee recommended, and the Board of Directors approved, an average 4% base salary increase for the Company's executive officers, excluding the President and Chief Executive Officer (the "Officers"), and the payment of cash bonuses to the Officers. The bonuses were based on individual and overall Company performance in fiscal 2005 and were in the following respective amounts:

Keith Katkin, Senior Vice President, Sales and Marketing ($20,250)
James E. Berg, Vice President, Clinical Affairs and Product Development ($30,000)
R. Martin Emanuele, Ph.D., Vice President, Business Development and Licensing ($35,000)
Gregory P. Hanson, CMA Vice President and Chief Financial Officer ($32,000)
Jagadish C. Sircar, Ph.D. Vice President, Drug Discovery ($30,000)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avanir Pharmaceuticals

November 22, 2005	By:	Gregory P. Hanson, CMA

Name: Gregory P. Hanson, CMA
Title: VP, Finance and CFO